                                                                   Exhibit 10.22

                                     LEASE

     THIS LEASE, made and entered into as of the 5th day of January, 1988, by and between the City of MOBERLY, MISSOURI, a municipal corporation, of Randolph County, Missouri (the "Landlord"), and ORSCHELN CO., a Delaware corporation duly authorized and qualified to do business in the State of Missouri (the "Tenant"),

     WITNESSETH:

     WHEREAS, Landlord is a municipality duly organized and existing under the laws of the State of Missouri, with full lawful power and authority to enter into this Lease by and through its Governing Body; and

     WHEREAS, Landlord, in furtherance of the purposes and pursuant to the provisions of the laws of Missouri, Sections 100.010 to 100.200, inclusive, RSMo. 1986 (the "Act"), and in order to further the economic, manufacturing and industrial development of, and employment in, the City of Moberly and the State of Missouri, and to further the general welfare of the City of Moberly and the State of Missouri, hereby proposes and states that it:

     (a) has solely from the proceeds of the sale of Bonds (hereinafter defined), acquired by purchase the real estate referred to in Article I hereof (said real estate hereinafter referred to as the "Land") and paid for the construction, purchase and installation of the buildings and fixtures and machinery and equipment and improvements described in Article III hereof (said buildings and fixtures and machinery and equipment and improvements being hereinafter referred to as the "Plant");

     (b) has leased the Land and the Plant (the Land and Plant hereafter referred to as the "Facility") to Wick Leasing Corporation pursuant to a lease dated November 1, 1970 ("November 1, 1970 Lease") and to Wick Building Systems, Inc. pursuant to a lease dated October 1, 1976 ("October 1, 1976 Lease");

     (c) has consented to the assignment on May 29, 1986 of the November 1, 1970 Lease and the October 1, 1976 Lease to BRISTYE, Inc.; and

     (d) has entered into with BRISTYE, Inc. a mutual termination of the November 1, 1970 Lease and the October 1, 1976 Lease; and

     (e) shall lease the Land and the Plant (the Land and the Plant together hereinafter referred to as the "Facility") to Tenant for the rentals and upon the terms and conditions hereinafter set forth; and

     (f) has issued, for the purpose of defraying the foregoing costs (set forth above in paragraph (a)) its General Obligation Bonds, Series of 1970, dated November 1, 1970, in the aggregate principal amount of Six Hundred Thousand Dollars ($600,000) (the "1970 Bonds") under and pursuant to and subject to the provisions of the Act and authorized by an ordinance passed by Landlord (the "1970 Bond Ordinance") and its General Obligation Industrial Bonds, Series of October 1, 1976, dated October 1, 1976, in the aggregate principal amount of One Million Dollars ($1,000,000) (the "1976 Bonds") under and pursuant to and subject to the provisions of the Act and authorized by an ordinance passed by Landlord (the "Bond Ordinance") (the 1970 Bond and the 1976 Bond hereinafter collectively referred to as the "Bonds"); and

     WHEREAS, Tenant, pursuant to the foregoing proposals and prior actions of Landlord, desires to lease the Facility from Landlord, for the rentals and upon the terms and conditions hereinafter set forth;

     WHEREAS, this Lease encompasses all the property previously leased by the November 1, 1970 Lease and the October 1, 1976 Lease; and

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, Landlord and Tenant do hereby covenant and agree as follows:

                                   ARTICLE I
                                   ---------

     1.1 Granting of Leasehold. Landlord by these presents hereby rents, leases and lets unto Tenant and Tenant hereby rents, leases and hires from Landlord, for the rentals and upon and subject to the terms and conditions hereinafter set forth, the property described and set forth on Schedule I attached hereto and made a part hereof for a basic term commencing on the date of this Lease and ending on September 30, 1996.

                                   ARTICLE II
                                   ----------

     2.1 Rent. Landlord reserves and Tenant covenants and agrees to pay to the Landlord's City Treasurer, for the account of Landlord and during the full basic term, basic rent in the aggregate amount of $780,200 (this aggregate rent represents the total rent due for the original Facility financed with the 1970 Bonds and the 1976 additions to the Facility financed by the 1976 Bonds), payable in installments at such times and in such amounts as set forth on Schedule 2 attached hereto and made a part hereof; provided, however, that any moneys in the Principal and Interest Account (hereinafter referred to) at the time an installment of basic rent is due, which moneys are from a source other than payments of basic rent, and which moneys in excess of the next maturing principal and/or interest payment due on the Bonds shall be applied to, and shall to the extent sufficient reduce Tenant's obligation to pay, such installment of basic rent.

     2.2 Additional Rent. Tenant shall pay as additional rent (a) all fees, charges and expenses of the Fiscal Agent and Paying Agent hereinafter or in the Bond Ordinance designated, and (b) all Impositions (as defined in Article IV), and (c) all amounts required under Article XXVII and all other payments of whatever nature which Tenant has agreed to pay or assume under the provisions of this Lease, and (d) all costs and expenses incident to the payment of the principal and interest on the Bonds as the same become due and payable, including all costs, expenses and premiums, if any, in connection with the redemption and payment of all outstanding Bonds, and (e) all expenses (including attorneys' fees) incurred by Landlord in connection with the enforcement of any rights under this Lease or the Bond Ordinance.

     2.3 Rent Payable Without Abatement or Set-Off. Tenant covenants and agrees with and for the express benefit of Landlord and the holders of the bonds that all payments of basic rent and additional rent shall be made by Tenant on or before the date the same become due, and that Tenant shall perform all of its obligations, covenants and agreements hereunder, without notice or demand, and without abatement, deduction, set-off, counterclaim, recoupment or defense or any right of termination or cancellation arising from any circumstance whatsoever, whether now existing or hereafter arising, and irrespective of whether the Facility shall have been started or completed, or whether Landlord's title thereto, or to any part hereof, is defective or nonexistent, and notwithstanding any damage to, loss, theft or destruction of, the Facility or any part hereof, any failure of consideration or commercial frustration of purpose, the taking by eminent domain of title to or of the right of temporary use of all or any part of the Facility, legal curtailment of Tenant's use thereof, the eviction or constructive eviction of Tenant, any change in the tax or other law of the United States of America, the State of Missouri or any political subdivision of either thereof, any change in Landlord's legal organization or status, or any default of Landlord hereunder, and regardless of the inval-

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idity of any action of the Landlord, and regardless of the invalidity of any portion of this Lease, and Tenant hereby waives the provisions of any statute or other law now or hereafter in effect contrary to any of its obligations, covenants or agreements under this Lease or which releases or purports to release Tenant therefrom. Nothing in this Lease shall be construed as a waiver by Tenant of any rights or claims Tenant may have against Landlord under this Lease or otherwise, but any recovery upon such rights and claims shall be had from Landlord separately, it being the intent of this Lease that the Tenant shall be unconditionally and absolutely obligated to perform fully all of its obligations, agreements and covenants under this Lease (including the obligation to pay basic rent and additional rent) for the benefit of the holders of the Bonds.

     2.4 Prepayment of Basic Rent. Tenant may at any time prepay all or any part of the basic rent provided for hereunder.

     2.5 Forwarding of Rent Payments, Fidelity Bond for City Treasurer. Landlord covenants and agrees that it will, upon the receipt of any payment of basic rent or additional rent as required hereunder, immediately forward said payment to the Fiscal Agent, hereinafter or in the Bond Ordinances designated, for deposit in the Principal and Interest Account. Landlord further covenants and agrees that it will at all times during the life of this Lease maintain at its expense, a fidelity bond covering the City Treasurer protecting Tenant from the failure of that officer to forward rental payments received by him pursuant to Section
2.1 hereof to the Fiscal Agent as herein provided. Said fidelity bond shall be a separate bond apart from any other fidelity bond relating to said officer or any other officer or employee of Landlord and shall be in an amount not less than the maximum annual requirement of basic rent to be paid by Tenant hereunder. Said bond shall be with a surety company approved in writing by Tenant and in a form also approved in writing by Tenant, none of which approval shall be unreasonably withheld, shall name Tenant as one of the insureds, and shall be subject to cancellation only upon ten days' written notice to Landlord and Tenant.

     2.6 Fiscal Agent, Principal and Interest Account, Use of Funds in Account. Landlord has designated in the 1976 Bond Ordinance and hereby designates United Missouri Bank of Kansas City, N.A., Kansas City, Missouri as paying agent for the Bonds as the fiscal agent for the Bonds (herein referred to as the "Fiscal Agent" or "Paying Agent"). The term Fiscal Agent under this Lease, shall, for the purpose of this Lease, include not only said bank, but also its successor and successors, any surviving corporation into which it may be merged, any new corporation resulting from its consolidation with any other corporation or corporations, the successor and successors of any such surviving or new corporation, and any corporation to which the fiduciary business of said bank may at any time be transferred. The Fiscal Agent shall establish, and shall deposit all payments of basic rent in the following trust account, the amount to be deposited in such account to be in accordance with the provisions of the Bond Ordinance and this Lease: "City of Moberly, Missouri, Principal and Interest Account for General Obligation Industrial Bonds, Series of October, 1976, and dated October 1, 1976" (herein called the "Principal and Interest Account"). The funds deposited in said trust account shall be used and applied by the Fiscal Agent in the manner and for the purposes set forth in the Bond Ordinance. If at any time the amount in the Principal and Interest Account shall have become sufficient to pay in full the principal of (including redemption premium, if any) and interest on all outstanding Bonds, either at maturity or on earlier redemption, and all costs, expenses and premiums in connection with the call, redemption and payment of all outstanding Bonds, then in that event (i) all of the Bonds then outstanding as soon as the Bonds are subject to redemption shall be called for redemption by the Landlord and all moneys held in the Principal and Interest Account by the Fiscal Agent shall be used to pay the principal (including redemption premium, if any) of and all interest on the Bonds so called for redemption and all costs, expenses and premiums incurred in connection with the call, redemption and payment of said outstanding Bonds, and (ii) no further basic rent shall be payable hereunder during the basic term.

                                  ARTICLE III
                                  -----------

     3.1 Construction Contracts. It is recognized by the parties hereto that prior to the execution hereof Wick Building Systems, Inc., the former Tenant ("Wick") entered into a contract or contracts for the construction of buildings and improvements on the Land in accordance with plans and specifications prepared by or at the direction of Wick. Said contracts are hereinafter referred to as the "Construction Contracts". Prior to the execution hereof, certain work has been performed on and to the Facility pursuant to said Construction Contracts or otherwise. Wick assigned, conveyed and transferred to Landlord the Land and Wick's rights, titles, interests and estates in and to all buildings, improvements and work performed or in progress on the Land. Said assignment, conveyance and transfer, and Landlord's acquisition from Wick were subject to said Construction Contracts. The Construction Contracts were fully performed by the contractor(s) thereunder in accordance with the terms thereof, and said buildings and improvements were constructed and completed in accordance with the Construction Contracts. The construction of said buildings and improvements in accordance with said Construction Contracts resulted in a Facility suitable for use by Tenant for its purposes.

     3.2 Machinery and Equipment. Landlord warrants and covenants that certain machinery and equipment was necessary in the construction and completion of the Plant for Wick and Landlord did purchase and pay for, solely from the Construction Fund, such items of machinery and equipment and the installation costs thereof.

     3.3 Facility Property of Landlord. All work and materials on the buildings and improvements made by Tenant shall be deemed to be, or constitute a part of the Plant, and the Plant as repaired, rebuilt, rearranged, restored or replaced by Tenant under the provisions of this Lease, except as otherwise specifically provided herein, shall immediately when erected or installed become the absolute property of Landlord to the same extent as if same had been erected or installed prior to the execution of this Lease.

     3.4 Machinery and Equipment Purchased by Tenant. All items of machinery or equipment, no part of the purchase price of which has been paid for from the proceeds of the Bonds, shall not be deemed a part of the Facility.

                                  ARTICLE IV
                                  ----------

     4.1 Impositions. Tenant shall, during the life of this Lease, bear, pay and discharge, before the delinquency thereof, all taxes and assessments, general and special, if any, which may be lawfully taxed, charged, levied, assessed or imposed upon or against or be payable for or in respect of the Facility, or any part thereof, or any improvements at any time thereof, or Tenant's interest in the Facility under this Lease, or on account of the leasing by Landlord to Tenant of all or parts thereof, including any new lawful taxes and assessments not of the kind enumerated above to the extent that the same are lawfully made, levied or assessed in lieu of or in addition to taxes or assessments now customarily levied against real property, and further including all water and sewer charges, assessments and other governmental charges and impositions whatsoever, foreseen or unforeseen, which if not paid when due would impair the security of the Bonds or encumber Landlord's title to the Facility (all of the foregoing being herein referred to as "Impositions"). In the event any special assessment taxes are lawfully levied and assessed which may be paid in installments, Tenant shall be required to pay only such installments thereof as become due and payable during the life of this Lease as and when the same become due and payable.

     Landlord covenants that without Tenant's written consent it will not unless required by law take any action which may reasonably be construed as tending to cause or induce the levying or assessment of any Imposition (other than special assessments levied on account of special benefits and water and sewer charges) which Tenant would be required to pay under this Article and that should any such levy or assessment be threatened or occur Landlord shall, at Tenant's request, fully cooperate with Tenant in all reasonable ways to prevent any such levy or assessment.

     4.2 Receipted Statements. Within thirty (30) days after the last day for payment, without penalty or interest, of any Imposition which Tenant is required to bear, pay and discharge pursuant to the terms hereof, Tenant shall deliver to Landlord a photostatic copy of the statement issued therefor duly receipted to show the payment thereof.

     4.3 Landlord May Not Sell. Landlord covenants that, without Tenant's written consent, it will not, unless required by law, sell or otherwise part with its fee interest in the Facility at any time during the life of this Lease; provided, however, that Landlord may, at Tenant's request, grant easements over the land.

     4.4 Contest of Impositions. Tenant shall have the right, in its or Landlord's name, to contest the validity or amount of any Imposition which Tenant is required to bear, pay and discharge pursuant to the terms of this Article by appropriate legal proceedings instituted at least ten (10) days before the Imposition complained of becomes delinquent if, and provided, Tenant
(i) before instituting any such contest, gives Landlord written notice of its intention so to do and, if requested in writing by Landlord, deposits with Landlord a bond in favor of Landlord, with a surety company acceptable to Landlord as surety, in a penal sum of at least twice the amount of the Imposition so contested conditioned upon the payment, if so adjudged, of the contested Imposition, together with all interest and penalties accruing thereon and costs of suit, and (ii) Tenant diligently prosecutes any such contest, at all times effectively stays or prevents any official or judicial sale of the Facility, or any part thereof, interest therein, under execution or otherwise, and (iii) promptly pays any final judgement enforcing the Imposition so contested and thereafter promptly procures record release or satisfaction thereof. Tenant shall hold Landlord whole and harmless from any costs and expenses Landlord may incur related to any such contest.

                                   ARTICLE V

     5.1 Insurance. Tenant shall throughout the life of this Lease, at its sole cost and expense, keep the Plant constantly insured against loss or damage by fire, lightning and all other risks covered by the extended coverage insurance endorsement then in use in the State of Missouri in an amount equal to the full insurable value thereof (subject to reasonable loss deductible provisions) in such insurance company or companies authorized to do business in the State of Missouri as may be selected by Tenant and approved in writing by Landlord. The term "full insurable value" shall mean the full actual replacement cost less physical depreciation and said "full insurable value" shall be determined from time to time at the request of Landlord or Tenant, but not more frequently than once every 24 months, by one of the insurers or an appraiser or appraisal company to be selected and paid by Tenant, subject to Landlord's approval. Nothing in this Article V or any other portion of this Lease shall be construed to prevent Tenant from including the Facility under Tenant's blanket forms of insurance coverage, provided that each and all of the requirements of this Article V be complied with under such blanket coverage, including but not limited to the requirements that Landlord and Paying Agent be named as additional named insureds with respect to the Facility, that the proceeds with respect to any loss to the Facility be paid to the Paying Agent as Insurance Trustee, and that certificates evidencing the amount and type of insurance required under this Article V be delivered to Landlord and the Paying Agent. Not less than 15 days prior to the expiration of the insurance policies required, Tenant shall deliver to the Landlord the original or certificate in respect of the policies provided for in this Article each bearing notation evidencing proof of payment of premiums or other evidence of such payment satisfactory to Landlord and until the Bonds an interest thereof are fully paid to the Paying Agent. All policies of such insurance and all renewals thereof shall name Landlord, Tenant and, until the Bonds and interest thereon are fully paid, the Paying Agent as insureds or additional named insureds as their respective interests may appear, shall contain a provision that such insurance may not be cancelled by the issuer thereof without at least ten (10) days' written notice to Landlord and Tenant, and until the Bonds and the interest thereon have been fully paid shall be payable to the Paying Agent, as "Insurance Trustee". Landlord and Tenant hereby agree that each will do anything necessary to cause any such payment to be made to Insurance Trustee, be it the endorsement of checks or otherwise, as long as such payment is required by this Lease to be made to Insurance Trustee. The proceeds of such policies shall be used and applied in the manner set forth in Article XXI hereof. Any charges made by the Fiscal Agent for its services as Insurance Trustee shall be paid by Tenant. The sole obligation of the Insurance Trustee shall be to make disbursements from the insurance proceeds in accordance with the provisions of Article XXI hereof.

     5.2 Owner's Title Insurance Policy. Landlord has purchased a policy of title insurance in the amount of $970,000. Landlord and Tenant agree that any and all proceeds therefrom during the life of this lease if received before the Bonds and interest thereon have been paid in full, shall be paid into and become a part of the Principal and Interest Account, and if received after the Bonds and interest thereon have been paid in full, shall belong and be paid to Tenant.

                                  ARTICLE VI
                                  ----------

     6.1 Use of Premises. Subject to the provisions of this Article, Tenant shall have the right to use the Facility for any and all purposes allowed by law and contemplated by the Constitution of Missouri and the Act. Tenant shall comply with all statutes, laws, ordinances, orders, judgments, decrees, regulations, directions and requirements of all federal, state, local and other governments or governmental authorities, now or hereafter applicable to the Facility or to any adjoining public ways, as to the manner of use or the condition of the Facility or of adjoining public ways. Tenant shall comply with the mandatory requirements, rules and regulations of all insurers under the policies required to be carried under the provisions of Article V. Tenant shall pay all costs, expenses, claims, fines, penalties and damages that may, in any manner, arise out of, or be imposed as a result of, the failure of Tenant to comply with the provisions of this Article.

                                  ARTICLE VII
                                  -----------

     7.1 Assignment and Sublease. Tenant will not assign, mortgage, pledge, sell or in any other manner transfer, convey or dispose of this Lease or any interest therein or part thereof, whether voluntary, involuntary or by operation of law, without the prior written consent thereto of Landlord; provided, however, that if at the time Tenant is not in default hereunder, Tenant may, without Landlord's consent, sublease the Facility or any part thereof to any other party, or assign this Lease to a corporation into which Tenant is hereafter merged. No assignment, mortgage, pledge, sale, other transfer, conveyance, disposition or sublease shall release or discharge Tenant from its duties and obligations under this Lease. Any consent by Landlord to any of the aforesaid acts shall be held to apply only to the specific transaction thereby authorized; such consent shall not be construed as a waiver or release of the duty of Tenant, or the successors or assigns of Tenant, to obtain from Landlord consent to any other such acts.

     7.2 Dissolution or Liquidation. Tenant shall not initiate any proceedings of any kind whatsoever to dissolve or liquidate without securing the prior written consent thereto of Landlord. This restriction against dissolution or liquidation shall not prevent a merger or reorganization of Tenant into another corporation or a consolidation by Tenant with another corporation, nor shall said restriction prevent a liquidation of Tenant under Sections 331, 332, 333 and 337 of the Internal Revenue Code as now existing or as hereafter amended, followed by dissolution, providing that the succeeding or resulting corporation, as the case may be, assumes in writing the covenants and obligations hereunder.

                                 ARTICLE VIII
                                 ------------

      8.1 Repairs and Maintenance. Tenant covenants and agrees that it will, during the life of this Lease, keep and maintain the Facility and all parts thereof in good condition and repair, and that during said period of time it will keep the Facility and all parts thereof free from filth, nuisance or conditions unreasonably increasing the danger of fire.

                                  ARTICLE IX
                                  ----------

      9.1 Alteration of Plant. Tenant shall have and is hereby given the right, at its sole cost and expense, to make such additions, changes and alterations in and to any part of the Plant as Tenant from time to time may deem necessary or advisable; provided, however, Tenant shall not make any addition, change or alteration which will adversely affect the structural strength of any part of the Plant, and provided further that Tenant shall not make any addition, change or alteration which would change the character of the Plant so that the Facility would not constitute a "facility" as defined in the Act. All additions, changes and alterations made by Tenant pursuant to the authority of this Article shall
(a) be made in a workmanlike manner and in strict compliance with all laws and ordinances applicable thereto, (b) when commenced, be prosecuted to completion with due diligence, and (c) when completed, be deemed a part of the Plant; provided, however, that additions of machinery and equipment to the Plant by Tenant, not purchased or acquired from funds deposited with the Paying Agent or Insurance Trustee hereunder and not constituting repairs, renewals or replacements of items constituting a part of the Plant, shall remain the property of Tenant and may be removed by Tenant prior to the termination of this Lease; provided further, however, that all such additional machinery and equipment which remain on the land after the termination of this Lease for any cause other than the purchase of the Facility pursuant to Article XVI hereof shall, upon and in the event of such termination, become the separate

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and absolute property of Landlord.

                                   ARTICLE X
                                   ---------

      10.1 Additional Improvements. Tenant shall have and is hereby given the right, at its sole cost and expense, to construct on the Land not then occupied by buildings or improvements such additional buildings and improvements as Tenant from time to time may deem necessary or advisable. All additional buildings and improvements constructed on the Land by Tenant pursuant to the authority of this Article shall, during the life of this Lease, remain the property of Tenant and may be added to, altered or razed and removed by Tenant at any time during the life of this Lease. Tenant covenants and agrees (a) to make all repairs and restorations, if any, required to be made to the Facility because of the construction of, addition to, alteration or removal of said additional building or improvements, (b) to keep and maintain said additional buildings and improvements in good condition and repair, ordinary wear and tear and damages by fire or other casualty excepted, (c) to promptly and with due diligence either raze and remove from the Land in a good, workmanlike manner, or repair, replace or restore such of said additional buildings or improvements as may from time to time be damaged by fire or other casualty, and (d) that all additional buildings and improvements constructed by Tenant on the Land pursuant to this Article which remain in place on the Land after the termination of this Lease for any cause other than the purchase of the Facility pursuant to Article XVI hereof shall, upon and in the event of such termination, become the separate and absolute property of Landlord.

                                  ARTICLE XI
                                  ----------

      11.1 Securing of Permits and Authorizations. Tenant shall not do, or permit others under its control to do, any work in or about the Facility or related to any repair, rebuilding, restoration, replacement, alteration of or addition to the Facility, on any part thereof, unless all requisite municipal and other governmental permits and authorizations shall have been procured and paid for. All such work shall be done in a good and workmanlike manner and in compliance with all applicable building, zoning, and other laws, ordinances, governmental regulations and requirements and in accordance with the requirements, rules and regulations of all insurers under the policies required to be carried under the provisions of Article V.

      11.2 Mechanic's Liens. Tenant shall not do or suffer anything to be done whereby the Facility, or any part thereof, may be encumbered by any mechanic's or other similar lien and if, whenever and as often as any mechanic's or other similar lien is filed against the Facility, or any part thereof, purporting to be for or on account of any labor done or materials or services furnished in connection with any work in, on or about the Facility done by, for or under the authority of Tenant or anyone claiming by, through or under Tenant, Tenant shall discharge the same of record within sixty (60) days after the date of filing. Notice is hereby given that Landlord does not authorize or consent to and shall not be liable for any labor or materials furnished Tenant or anyone claiming by, through or under Tenant upon credit, and that no mechanic's or similar lien for any such labor, services or materials shall attach to or affect the reversionary or other estate of Landlord in and to the Facility or any part thereof.

      11.3 Contest of Liens. Tenant, notwithstanding the above, shall have the right to contest any such mechanic's or other similar lien if within said sixty
(60) day period stated above it (i) notifies Landlord in writing of its intention so to do and, if requested by Landlord, deposits with Landlord a bond in favor of Landlord, with a surety company acceptable to Landlord as surety, in the penal sum of at least twice the amount of the lien claim so contested, indemnifying and protecting Landlord from and against any liability, loss, damage, cost and expense of whatever kind of nature growing out of or in any way connected with said asserted lien and the contest thereof and (ii) diligently prosecutes such contest, at all times effectively staying or preventing any official or judicial sale of the Facility, or any part thereof or interest therein, under execution or otherwise, and (iii) pays or otherwise satisfies any final judgment adjudging or enforcing such contested lien claim and thereafter promptly procures record release or satisfaction thereof.

                                  ARTICLE XII
                                  -----------

      12.1 Utilities. All utilities and utility service used by Tenant in, on or about the facility shall be paid for by Tenant and shall be contracted for by Tenant in Tenant's own name and Tenant shall, at its sole cost and expense, procure any and all permits, licenses or authorizations necessary in connection therewith.

                                 ARTICLE XIII
                                 ------------

      13.1 Indemnity. Tenant shall and covenants and agrees to indemnify, protect, defend and save Landlord harmless from and against any and all claims, demands, liabilities and costs, including attorneys' fees, arising from damage or injury, actual or claimed, of whatsoever kind or character (exclusive of those arising from the negligence of Landlord), to property or persons, occurring or allegedly occurring in, on or about the Facility during the life of this Lease, and upon written notice from Landlord, Tenant shall defend Landlord in any action or proceeding brought thereon.

     13.2 Public Liability Insurance. Tenant further covenants and agrees to maintain at all times during the life of this Lease public liability insurance (including coverage for all losses whatsoever arising from the ownership, maintenance, operation or use of any automobile, truck or other motor vehicle), under which Landlord shall be named an additional named insured, properly protecting and indemnifying Landlord in an amount not less than $1,000,000 for bodily injury (including death) in any one occurrence and not less than $50,000 for property damage. The policies of said insurance shall contain a provision that such insurance may not be cancelled by the issuer thereof without at least thirty (30) days' advance written notice to Landlord and Tenant. Such policies or copies or certificates thereof shall be furnished to Landlord.

                                  ARTICLE XIV
                                  -----------

     14.1 Access to Premises. Landlord, for itself and its duly authorized representative and agents, reserves the right to enter the Facility at all reasonable times during the life of this Lease for the purpose of (a) examining and inspecting the same, (b) performing such work in and about the Facility made necessary by reason of Tenant's default under any of the provision of this Lease, and (c) exhibiting the Facility to prospective purchasers, lessees or mortgagees. Landlord may, during the progress of said work mentioned in (b) above, keep and store on the Land or the Plant all necessary materials, supplies and equipment and shall not be liable for necessary inconvenience, annoyances, disturbance, loss of business or other damage suffered by reason of the performance of any such work or the storage of materials, supplies and equipment.

                                  ARTICLE XV
                                  ----------

     15.1 Options to Extend Term. Tenant shall have and is hereby given the rights and options to extend the terms of this Lease for three (3) consecutive periods of five (5) years each, provided that (a) Tenant shall give Landlord written notice of its intention to exercise each such option at least ninety
(90) days but not more than one hundred eighty (180) days prior to the expiration of the then current term of this Lease, and (b) Tenant is not in default hereunder in the payment of basic rent or additional rent at the time it gives Landlord such notice or at the time the extended term begins. In the event Tenant exercises any of such options, the terms, covenants, conditions and provisions set forth in this Lease shall be in full force and effect and binding upon the Landlord and Tenant during each and all said extended terms except that Tenant covenants and agrees to pay to Landlord on or before December 31 of each and every year during said extended term, as rent, in lieu of the basic rent provided for under Article II of this Lease, annual rent in the sum of One Dollar ($1.00).

                                  ARTICLE XVI
                                  -----------


     16.1 Option to Purchase Facility. Tenant shall have the right and option to purchase the Facility at any time during the life of this Lease or any extension thereof. Tenant shall exercise its aforesaid option by giving Landlord written notice of Tenant's election to exercise its option and specifying the date, time and place of closing, which date (the "Closing Date") shall neither be earlier than sixty (60) days nor later than ninety (90) days after the notice is given; provided, however, that Tenant may not exercise its said option if Tenant is in default hereunder at the time said notice is given and may not purchase the Facility on the Closing Date if Tenant is in default hereunder on the Closing Date.

     16.2 Quality of Title and Purchase Price. If said notice of election to purchase be given as aforesaid, Landlord shall and covenants and agrees to sell and convey the Facility to Tenant on the Closing Date free and clear of all liens and encumbrances whatsoever, except: (a) those to which the title was subject on the date of commencement of the term of this Lease, or became subject to with Tenant's written consent, or which resulted from any failure of Tenant to perform any of its agreements or obligations under this Lease, (b) taxes and assessments, general and special, if any, and (c) the rights, titles and interests of any party having condemned or who is attempting to condemn title to, or the use for a limited period of, all or any part of the Facility, for the price and sum as follows (which Tenant shall and covenants and agrees to pay in cash at the time of delivery of Landlord's deed to the Facility to Tenant as hereinafter provided):

     (i) The full amount which is required, when added to the amount in the Principal and Interest Account on the Closing Date, to provide the Paying Agent with funds necessary to redeem and pay in full (aa) the principal of all of the outstanding Bonds, (bb) all interest due thereof in accordance with the terms of the Bond Ordinance, and (cc) all costs, expenses and premiums incident to the redemption and payment of the Bonds in full, plus

     (ii) $10.00

Nothing in this Article shall release or discharge Tenant from its duty or obligation under this Lease to make any payment of basic rent or additional rent which, in accordance with the terms of this Lease, becomes due and payable prior to the Closing Date, or its duty and obligation to fully perform and observe all covenants and conditions herein stated to be performed and observed by Tenant prior to the Closing Date.

     16.3 Closing of Purchase. On the Closing Date Landlord shall deliver to Tenant its special warranty deed, properly executed and conveying the Facility to Tenant free and clear of all liens and encumbrances whatsoever, except as stated above, or conveying such other title to the Facility as may be acceptable to Tenant, and then and there Tenant shall pay the full purchase price for the Facility as follows: (a) the amount specified in "(i)" of Section 16.2 shall be paid to the Paying Agent who shall deposit the same in the Principal and Interest Account, and (b) the amount specified in "(ii)" of said Section 16.2 shall be paid to the Landlord; provided, however, nothing herein shall require Landlord to deliver its said special warranty deed to Tenant until after all duties and obligations of Tenant under this Lease to the date of such delivery have been fully performed and satisfied. Upon the delivery to Tenant of Landlord's said special warranty deed, and payment of the purchase price by Tenant, this Lease shall, ipso facto, terminate.

     16.4 Effect of Failure to Complete Purchase. If for any reason whatsoever the purchase of the Facility by Tenant pursuant to valid notice of election to purchase given as aforesaid is not effected on the Closing Date, this Lease shall be and remain in full force and effect according to its terms the same as though no notice of election to purchase had been given, except that:

     (a) If such purchase is not effected on the Closing Date because of the failure or refusal of Tenant to pay the purchase price for the Facility or because of the failure or refusal of Tenant to fully perform and observe all of the covenants and conditions herein contained on Tenant's part to be performed or observed to the Closing Date, Tenant shall be deemed to be in default under this Lease and Landlord shall have such rights and Tenant shall have such duties and obligations as are stated in Article XXIII hereof with like effect as though written notice of default had been given under said Article XXIII and the grace period for the correction of such default had expired and said default remains unsatisfied.


     (b) If such purchase is not effected on the Closing Date because on said date Landlord does not have and is unable to convey to Tenant such title to the Facility as Tenant is required to accept, Tenant shall have the right to cancel this Lease forthwith if, but only if, the principal of and interest on the Bonds and all costs incident to the redemption and payment of the Bonds have been paid in full, and in the event of such cancellation, notwithstanding Article XXV hereof, to remove from the Facility all furniture, trade fixtures, machinery and equipment, buildings and improvements then owned by Tenant installed and in place on or about the Facility for the period of sixty (60) days after the date of such cancellation. All repairs to and restorations of the Facility required to be made because of such removal shall be made by and at the sole cost and expense of Tenant. Tenant shall have the sole responsibility and bear the sole risk of loss for all such furniture, trade fixtures, machinery and equipment, buildings and improvements, during said sixty (60) day period.

     16.5 Application of Condemnation Awards if Tenant Purchases Facility. The right of Tenant to exercise an option to purchase the Facility under the provision of this Article shall remain unimpaired notwithstanding any condemnation of title to, or the use for a limited period of, all or any part of the Facility, and the provisions of Articles XVIII, XIX and XX shall be construed in the light of the effect of said option exercised by Tenant, and if Tenant shall exercise its said option and pay the purchase price as provided in this Article, all of the condemnation awards received by Landlord after the payment of said purchase price, less all attorneys' fees and other expenses and costs incurred by Landlord in connection with such condemnation, shall belong and be paid to Tenant, notwithstanding any other provision in Articles XVIII, XIX and XX.

                                 ARTICLE XVII
                                 ------------


     17.1 Option to Purchase Portions of Land. Tenant shall have and is hereby given the right and option to purchase, at any time and from time to time during the life of the Lease, a part or parts of the real property constituting the Land; provided, however, Tenant must furnish Landlord with the certificate of an Independent Engineer, dated not more than 30 days prior to the date of the purchase and stating that, in the opinion of the person signing such certificate, (a) the portion of the Land with respect to which the option is exercised is not needed for the operation of the Facility for the purposes hereinabove stated and (b) the purchaser will not impair the usefulness of the Facility as a manufacturing plant or other enterprise permitted by the Act and will not destroy the means of ingress thereto and egress therefrom. Tenant shall exercise this option by giving Landlord written notice of tenant's election to exercise its option and specifying the legal description of the real property Tenant proposes to purchase and the date, time and place of closing, which date shall neither be earlier than forty-five (45) days nor later than sixty (60) days after the notice is given; provided, however, that Tenant may not exercise this option if Tenant is in default hereunder at the time said notice is given and may not purchase said real property on the specified date if Tenant is in default hereunder on said date. The option hereby given shall include the right to purchase a perpetual easement for right-of-way to and from the public roadway and the right to purchase such land as is necessary to assure that there will always be access between the real property purchased pursuant to this Article XVII and the public roadway, and this option shall also include the right to purchase such easements or land as are necessary to afford access between the real property so purchased and railroad tracks.

     17.2 Quality of Title - Purchase Price. If said notice of election to purchase is given as aforesaid, Landlord shall sell and convey the real property described in Tenant's aforesaid notice to Tenant on the specified date, free and clear of all liens and encumbrances whatsoever, except (a) those to which the title was subject on the date of commencement of the term of this Lease, or became subject to with Tenant's written consent, or which resulted from any failure of Tenant to perform any of its agreements or obligations under this lease, (b) taxes and assessments, general or special, if any, and (c) the rights, titles and interests of any party having condemned or who is attempting to condemn title to, or the use for a limited period of, all or any part of the real property described in Tenant's aforesaid notice, for $3,500.00 per acre.

     17.3 Closing of Purchase. If Landlord has title to the real property, free and clear of all liens and encumbrances whatsoever except as stated above, or has such other title to the real property as may be acceptable to Tenant, then on the specified date Landlord shall deliver to Tenant its special warranty deed, properly executed and conveying the real property to Tenant, free and clear of all liens and encumbrances whatsoever except as stated above, and then and there Tenant shall pay the aforesaid purchase price for the real property, said purchase price to be paid to the Fiscal Agent for the account of the Landlord and deposited by the Fiscal Agent in the Principal and Interest Account; provided, however, nothing herein shall require Landlord to deliver its said special warranty deed to Tenant until after all duties and obligations of Tenant under this Lease to the date of such delivery have been fully performed and satisfied.

     17.4 Effect of Purchase on Lease. The exercise by Tenant of the option granted under this Article XVII and the purchase and sale and conveyance of a portion or portions of the real property constituting a part of the Land pursuant hereto shall in no way whatsoever affect this Lease with respect to the remaining parts of the Facility, and all the terms and provisions hereof shall remain in full force and effect with respect to the remaining part of the Facility the same as though no notice of election to purchase has been given, and specifically, but not in limitation of the generality of the foregoing, such shall not affect, alter, diminish, reduce or abate Tenant's obligations to pay all of the basic rent and additional rent required hereunder.

     17.5 Effect of Failure to Complete Purchase. If for any reason whatsoever the purchase by Tenant of the real property described in said notice is not effected on the specified date this Lease shall be and remain in full force and effect according to its terms the same as though no notice of election to purchase had been given.

                                 ARTICLE XVIII
                                 -------------

     18.1 Eminent Domain as to Substantially All of the Facility. If during the life of this Lease title to substantially all of the Facility be condemned by any authority having the power of eminent domain, this Lease shall (except as to the following provisions of this Article), ipso facto, terminate on the date possession of substantially all of the Facility is required to be surrendered to the condemning authority. A condemnation which in Tenant's judgment renders the Facility untenantable or impairs the efficient utilization of the Facility by Tenant shall be deemed a condemnation of substantially all the Facility; provided, however, Tenant agrees to be reasonable in exercising its judgment.

     18.2 Disposition of Awards Received Prior to Payment of Bonds. All awards received from the condemnation during the life of this Lease, and before the Bonds and interest thereon have been paid in full, of title to substantially all of the Facility shall, when received, become the absolute property of Landlord, and Tenant hereby assigns and transfers to Landlord any and all awards granted in connection with such condemnation, and, after deducting all attorneys' fees and other expenses and costs incurred by Landlord in connection with such condemnation, such awards shall be forthwith delivered and paid over by the Landlord to the Paying Agent and deposited in the Principal and Interest Account. All of the Bonds then outstanding shall as soon as thereafter as practicable be called for redemption, and all moneys then held in the Principal and Interest Account by the Paying Agent shall be used for the purposes of paying the principal of and all interest accrued on the Bonds so called for redemption and all costs and expenses incurred in connection with the call, redemption and payment of said outstanding Bonds. If the funds then held by the Paying Agent in the Principal and Interest Account are insufficient in amount for the purposes aforesaid, Tenant shall be obligated to pay, and it does hereby covenant and agree to pay, to the Paying Agent as additional rent, upon demand therefor, such further sums of money, in cash, as may be required for such purposes.

     18.3 Disposition of Awards Received After Payment of Bonds. All awards received from the condemnation during the life of this Lease, and after the Bonds and interest thereon have been paid in full, of title to substantially all of the Facility shall be applied as follows: (a) Landlord shall receive an amount equal to all attorneys' fees and other expenses and costs incurred by Landlord in connection with such condemnation and any sums of money then due and owing by Tenant under the terms of this Lease, and (b) the balance shall belong and be paid to Tenant.

                                  ARTICLE XIX
                                  -----------


     19.1 Eminent Domain as to Less than Substantially All. If during the life of this Lease title to less than substantially all of the Facility be condemned by any authority having the power of eminent domain, this Lease shall not be thereby terminated and neither the term nor any of the obligations (including the payment of rentals) of either party under this Lease shall be reduced or affected in any way.

     19.2 Disposition of Awards Received Prior to Payment of Bonds and if Plant is Not Damaged. If no part of the Plant is condemned or damaged as a result of the condemnation during the life of this Lease of title to less than substantially all of the Facility, all awards received from such condemnation before the Bonds and interest thereon have been paid in full shall, when received, become the absolute property of Landlord, and Tenant hereby assigns and transfers to Landlord any and all awards granted in connection with such condemnation, and, after deducting all attorneys' fees and costs incurred by Landlord in connection with such condemnation, such awards shall be forthwith delivered and paid over by the Landlord to the Paying Agent and deposited in the Principal and Interest Account.

               19.3 Disposition of Awards Received Prior to Payment of Bonds and if Part of Plant is Damaged. If any part of the Plant is condemned or damaged as a result of the condemnation at any time during the life of this Lease of title to less than substantially all of the Facility, Tenant shall promptly repair or rebuild the Plant, or rearrange the Facility facilities, so as to make the same suitable for Tenant's use hereunder, and all awards received from such condemnation of title to less than substantially all of the Facility before the Bonds and interest thereon have been paid in full shall, when received, become the absolute property of Landlord, and Tenant hereby assigns and transfers to Landlord any and all awards granted in connection with such condemnation, and, after deducting all attorneys' fees and costs incurred by Landlord in connection with such condemnation, such awards shall be forthwith delivered and paid over to the Paying Agent and deposited in a special account to be designated "Orscheln Co. Construction Account" (the "Construction Account"). Before commencing any such repairing, rebuilding or rearranging, there shall be delivered to Landlord performance and labor and material payment bonds with respect to such work and in the full amount of the contract covering such work made by the person, firm or corporation which contracts to do such work as the principal and a surety company, or companies, satisfactory to Landlord as surety and in form satisfactory to Landlord. Said bonds shall name the Landlord and Tenant as dual obligees and all amounts received by the Landlord and/or Tenant under said bonds shall be paid into the Construction Account and become a part thereof. Funds out of the Construction Account shall be paid to Tenant from time to time upon receipt by the Paying Agent of:

     A certificate signed by both the Tenant and an architect or engineer selected by Tenant and approved in writing by the Landlord:

     (a) requesting payment of a specified amount of such funds and directing to whom such amount shall be paid;


     (b) stating that the amount requested either has been paid by Tenant, or is justly due to contractors, subcontractors, materialmen, engineers, architects or other persons (whose names and addresses shall be stated) who have performed necessary and appropriate work or furnished necessary and appropriate materials in the repair or rebuilding of the Plant or rearranging of the Facility facilities, and giving a brief description of such work and materials and the several amounts so paid or due to each of said persons in respect thereof, and stating that the fair value of such work or materials is not exceeded by the amount requested to be withdrawn;

     (c) stating that, except for the amounts, if any, stated in said certificates pursuant to the foregoing subparagraph (b), there are no outstanding indebtednesses which are then due and payable for labor, wages, materials, supplies or services in connection with the repair or rebuilding of the Plant or rearranging of the Facility facilities which, if unpaid, might become the basis of a vendors', mechanics', laborers; or materialmen's statutory or other similar lien upon the Facility or any part therof; and

     (d) stating that no part of the several amounts paid or due, as stated in said certificate pursuant to subparagraph (b) of this paragraph, has been or is being made the basis for the withdrawal of any moneys in any previous or then pending application pursuant to this paragraph.

The sole obligation of Landlord under this paragraph shall be to cause the Paying Agent to make such disbursements upon receipt of such certificates.

     19.4 Deficiency in Construction Account. If the amount in the Construction Account shall be insufficient to pay in full the cost of such repairing or rebuilding of the Plant or rearranging of the Facility facilities, Tenant shall nevertheless proceed to complete the work and as Additional Rent shall provide and furnish all other moneys necessary to complete all such repairs, rebuilding or rearranging.

     19.5 Surplus in Construction Account. Any balance remaining in the Construction Account over and above the cost of the repair or rebuilding of the Plant or rearranging of the Facility facilities shall, upon receipt by the Paying Agent of a certificate by the architect or engineer aforesaid to the effect that the work has been completed and that no liens exist, be forthwith deposited by the Paying Agent in the Principal and Interest Account.

     19.6 Disposition of Awards Received After Payment of Bonds. All awards Received from the condemnation during the life of this Lease, and after the Bonds and interest thereon have been paid in full, of title to less than substantially all of the Facility shall be applied in the same manner as provided in Section 18.3.

                                   ARTICLE XX
                                   ----------

     20.1 Eminent Domain as to Use. If during the life of this Lease the use, for a limited period, of all or part of the Facility be condemned by any authority having the power of eminent domain, this Lease shall not be thereby terminated and neither the term nor any of the obligations (including the payment of rentals) of either party under this Lease shall be reduced or affected in any way.

     20.2 Disposition of Awards Received Prior to Payment of Bonds. All awards received for the condemnation during the life of this Lease, and before the Bonds and interest thereon have been paid in full, of the use, for a limited period, of all or part of the Facility, whether by way of damages, rent or otherwise, shall, when received, become the absolute property of Landlord, and Tenant hereby assigns and transfers to Landlord any and all awards granted in connection with such condemnation, and, after deducting all attorneys' fees and costs incurred by Landlord in connection with such condemnation, such awards shall be forthwith delivered and paid over to the Paying Agent and deposited in the Principal and Interest Account.

     20.3 Disposition of Awards Received After Payment of Bonds. All awards received for the condemnation during the life of this Lease, and after the Bonds and interest thereon have been paid in full, of the use, for a limited period, of all or part of the Facility, whether by way of damages, rent or otherwise, shall be applied as follows: Landlord shall receive therefrom the amount of all reasonable attorneys' fees and costs and expenses incurred by Landlord in connection with such condemnation and any sum or sums of money then due and owing by Tenant to Landlord under the terms of this lease; and the balance of such awards shall belong to and be paid to Tenant.

     20.4 Restoration of Facility. If the period of condemnation of the use, for limited period, of all or part of the Facility shall end before the Bonds and interest thereon have been paid in full, Tenant shall, upon being restored to possession, restore the Facility as nearly as may be possible to the condition existing immediately prior to such condemnation.

                                  ARTICLE XXI
                                  -----------

     21.1 Damage or Destruction by Fire or Other Casualty. If at any time during the life of this Lease the

Facility or any part thereof is damaged or destroyed by fire or other casualty, Tenant shall, unless Tenant purchases the Facility as provided for in Article XVI, proceed with due diligence to repair, restore, rebuild or replace said damaged or destroyed Plant to as good condition as it was in immediately prior to such damage or destruction, subject to such alterations as Tenant may elect to make as permitted in Article IX. Before commencing the work of repairing, restoring, rebuilding or replacing the Plant as above provided, there shall be delivered to Landlord performance and labor and material payment bonds with respect to such work and in the full amount of the contract covering such work made by the person, firm or corporation which contracts to do such work as principal and a surety company or companies satisfactory to Landlord as surety and in form satisfactory to Landlord. Said bonds shall name the Landlord and Tenant as dual obligees and all amounts received by the Landlord and/or Tenant under said bonds before the Bonds and interest thereon have been paid in full shall be paid over to the Insurance Trustee and become a part of the insurance moneys.

     21.2 Use of Insurance Moneys Upon Exercise of Option to Purchase. In the event that such damage or destruction occurs before the Bonds and interest thereon have been paid in full and Tenant shall have elected to exercise an option to purchase the Facility, all of the insurance moneys collected by the Insurance Trustee on account of such damage or destruction on the policy or policies of insurance maintained by Tenant pursuant to Article V hereof shall, concurrently with the purchase of the Facility by Tenant, become the absolute property of Landlord and be forthwith delivered and paid over to the Paying Agent and deposited in the Principal and Interest Account. For purposes of this Lease a fire or other casualty which in Tenant's judgment renders the Plant untenantable for a period of four (4) months or which impairs the efficient utilization of the Plant by Tenant for a period of four (4) months shall be deemed a damage or destruction of substantially all of the Plant; provided, however, Tenant agrees to be reasonable in exercising its judgment.

     21.3 Use of Insurance Moneys if Option to Purchase Not Exercised. In the event that such damage or destruction occurs before the Bonds and interest thereon have been paid in full and Tenant does not purchase the Facility as aforesaid, funds out of the insurance moneys collected by the Insurance Trustee shall be paid to Tenant by the Insurance Trustee upon receipt by the Insurance Trustee of the certificates described in Section 19.3 hereof with respect to the Construction Account there referred to, provided that the words "repair or rebuilding of the Plant or rearranging of the Facility facilities" there used in describing said certificates shall for the purposes of this paragraph refer to

"repairing, restoring, rebuilding or replacing of the Plant." All insurance moneys not required to be used for such purposes shall, upon receipt by the Insurance Trustee of a certificate by the architect or engineer mentioned in
Article XIX to the effect that the work has been completed and that no liens exist, become the absolute property of Landlord and be forthwith deposited by the Paying Agent in the Principal and Interest Account. If the insurance moneys so collected by the Insurance Trustee are insufficient in amount to pay in full the cost of all repairs, restorations, rebuilding and replacements of said damaged or destroyed Plant, Tenant shall provide and furnish all other moneys necessary to fully complete all such repairs, restorations, rebuilding and replacements.

     21.4 Application of Insurance Moneys in Event of Tenant's Default. Anything in this Article to the contrary notwithstanding, Landlord shall have the right at any time and from time to time to notify the Insurance Trustee to withhold payment of all or any part of the insurance moneys to Tenant in the event (a) Tenant is in default in the payment of basic rent or additional rent, (b) Landlord has given notice to Tenant of any other default on Tenant's part under this Lease, or (c) a default described under Section 23.1(c) has occurred. After receipt of such notice from the Landlord, the Insurance Trustee shall not pay any part of the insurance moneys to Tenant without Landlord's prior written consent. In the event Tenant shall cure the defaults specified in (a) and (b) above or a default specified in (c) above shall cease to exist, Landlord shall so notify the Insurance Trustee and after receipt of such notice, the Insurance Trustee shall make payments from the insurance moneys to Tenant in accordance with the provisions of this Article; provided, however, that if this Lease is terminated or Landlord otherwise reenters and takes possession of the Facility without terminating this Lease under the provisions of Article XXIII the Landlord may direct the Insurance Trustee to pay all of the insurance moneys then held by it to the Paying Agent for deposit in the Principal and Interest Account and upon such payment to the Paying Agent all duties, responsibilities and obligations of the Insurance Trustee with respect to such insurance moneys and all rights of the Tenant in and to such insurance moneys, shall cease.

     21.5 Application of Insurance Moneys After Payment of Bonds. If such damage or destruction to the Plant occurs during the life of this Lease but after the Bonds and interest thereon have been paid in full (or provision made for the payment thereof in accordance with the terms of the Bond Ordinances), all of the insurance proceeds shall become the absolute property of Tenant and be forthwith delivered and paid over to Tenant.

                                 ARTICLE XXII
                                 ------------

     22.1 Termination by Reason of Change of Circumstance. If at any time during the life of this Lease as a result of changes in the Constitution of the State of Missouri, or of legislative or administrative action by the State of Missouri or any political subdivision thereof, or by the United States, or by reason of any action instituted in any court, this Lease shall become void or unenforceable, or impossible of performance without unreasonable delay, or in any other way, by reason of such change of circumstances, unreasonable burdens or excessive liabilities are imposed upon the Tenant, then in any of such events Tenant shall have the option to terminate this Lease by giving Landlord notice of such termination within ninety (90) days after Tenant has actual knowledge of the change giving rise to such option. In the event that such change shall take place before the Bonds and interest thereon have been paid in full and Tenant shall elect to terminate this Lease, then prior to such termination all of the Bonds then outstanding shall as soon thereafter as practicable be called for redemption, and all moneys then held in the Principal and Interest Account by the Fiscal Agent shall be available for use to pay the principal of and all interest accrued on the Bonds so called for redemption and all reasonable costs and expenses incurred in connection with the call, redemption and payment of said outstanding Bonds. If the funds then held by the Paying Agent in the Principal and Interest Account are insufficient in amount for the purpose aforesaid, Tenant shall be obligated to pay, and it does hereby covenant and agree to pay, to the Paying Agent, as additional rent, upon demand therefor, such further sums of money, in cash as may be required for such purposes. Upon the payment of all outstanding Bonds and redemption premiums and interest, the Lease shall terminate.

                                 ARTICLE XXIII
                                 -------------

     23.1 Default Provisions. This Lease is made on condition that if:

     (a) Tenant defaults in the due and punctual payment of basic rent or additional rent; or

     (b) Tenant defaults in the keeping or performance of any other covenant or obligation herein contained on Tenant's part to be kept or performed, and Tenant fails to remedy the same within thirty (30) days after Landlord or the Paying Agent has given Tenant written notice specifying such default (or within such addi-tional period, if any, as may be reasonably required to cure such default if it is of such nature that it cannot be cured within said thirty (30) day period because of governmental restriction or other cause beyond the control of the Tenant); or


               (c) Tenant shall file a voluntary petition under the Bankruptcy Act, as amended, or an involuntary petition under the Bankruptcy Act, as amended, is filed against Tenant, and Tenant, after full hearing, is adjudged to be bankrupt, insolvent or unable to pay its debts as they mature; or Tenant makes an assignment for the benefit of its creditors; or a trustee or receiver, after full hearing, is appointed or retained to take charge of and manage any substantial part of the assets of Tenant; or any execution or attachment shall issue against Tenant whereupon the Facility, or any part thereof, or any interest therein of Tenant under this Lease shall be taken or attempted to be taken and the same is not released prior to judicial sale thereunder (each of the events described in this subparagraph being deemed a default under the provisions of this Lease);

the Landlord may at Landlord's election (subject, however to any restrictions against acceleration of the maturity of the Bonds or termination of this Lease in the Bond Ordinance), then or at any time thereafter, and while such default shall continue, take any one or more of the following actions: (i) after affording Tenant a ten (10) day opportunity to cure such default, cause all accounts payable with respect to the Bonds for the remainder of the term of the Lease to become due and payable, as provided in the Bond Ordinance or (ii) give Tenant written notice of intention to terminate this Lease on a date specified therein, which date shall not be earlier than ten (10) days after such notice is given, and if all defaults have not then been cured, on the date specified, Tenant's rights to possession of the Facility shall cease and this Lease shall thereupon be terminated, and Landlord may re-enter and take possession of the Facility as of Landlord's former estate; or (iii) without terminating this Lease, re-enter the Facility or take possession thereof pursuant to legal proceedings or pursuant to any notice provided for by law, having elected to re-enter or take possession of the Facility without terminating this Lease, Landlord shall use reasonable diligence to relet the Facility, or parts thereof, for such term or terms and at such rental and upon such other terms and conditions as Landlord may deem advisable, with the right to make alternations and repairs to the Plant, and no such re-entry or taking of possession of the Facility by Landlord shall be construed as an election on Landlord's part to terminate this Lease, and no such re-entry or taking of possession by Landlord shall relieve Tenant of its obligation to pay basic rent or additional rent (at the time or times provided herein), or of any of its other obligations under this Lease, all of which shall survive such re-entry or taking of possession, and Tenant shall continue to pay the basic rent and additional rent provided for in this Lease until the end of the term, whether or not the Facility shall have been relet, less the net proceeds, if any, of any reletting of the Facility after deducting all of Landlord's reasonable expenses in or in connection with such reletting, including without limitation all repossession costs, brokerage commissions, legal expenses, expenses of employees, alteration costs and expenses of preparation for reletting. Said net proceeds of any reletting shall be deposited in the Principal and Interest Account. Having elected to re-enter or take possession of the Facility without terminating this Lease, Landlord may (subject, however, to any restrictions against termination of this Lease in the Bond Ordinance), by notice to Tenant given at any time thereafter while Tenant is in default in the payment of basic rent or additional rent or in the performance of any other obligation under this Lease, elect to terminate this Lease on a date to be specified in such notice, which date shall be not earlier than ten (10) days after re-entry under (iii) above, and if all defaults shall not have then been cured, on the date specified, this Lease shall thereupon be terminated. If in accordance with any of the foregoing provisions of this Article Landlord shall have the right to elect to re-enter and take possession of the Facility, Landlord may enter and expel Tenant and those claiming through or under Tenant and remove the property and effects of both or either (forcibly if necessary) without being guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenant. Landlord may take whatever action at law or in equity which may appear necessary or desirable to collect rent then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of Tenant under this Lease.

     23.2 Survival of Obligations. Tenant covenants and agrees with Landlord and the holders of the Bonds that its obligations under this Lease shall survive the cancellation and termination of this Lease, for any cause, and that Tenant shall continue to pay the basic rent and additional rent and perform all other obligations provided for in this Lease, all at the time or times provided in this Lease.

                                 ARTICLE XXIV

     24.1 Performance of Tenant's Obligations by Landlord. If Tenant shall fail to keep or perform any of its obligations as provided in this Lease in respect of (a) maintenance of insurance, (b) payments under Article IV, (c) repairs and maintenance of the Facility, (d) compliance with legal or insurance requirements, (e) keeping the Facility lien free, or in the making of any other payment or performance of any other obligation, then Landlord may (but shall not be obligated so to do) upon the continuance of such failure on Tenant's part for thirty (30) days after written notice of such failure is given Tenant by Landlord or Paying Agent and without waiving or releasing Tenant from any obligation hereunder, as an additional but not exclusive remedy, make any such payment or perform any such obligation, and all sums so paid by Landlord and all necessary incidental costs and expenses incurred by Landlord in performing such obligation shall be deemed additional rent and shall be paid to Landlord on demand, and if not so paid by Tenant, Landlord shall have the same rights and remedies provided for in Article XXIII in the case of default by Tenant in the payment of basic rent.


                                  ARTICLE XXV

     25.1 Surrender of Possession. Upon accrual of Landlord's right of re-entry because of Tenant's default hereunder or upon the expiration or termination of this Lease by lapse of time or otherwise, Tenant shall peacefully surrender possession of the Facility to Landlord in good condition and repair, ordinary wear and tear excepted; provided, however, Tenant shall have the right, prior to the termination of this Lease, to remove from the leased premises the buildings and improvements, machinery, equipment, furniture and trade fixtures which Tenant owns under the terms of this Lease. All repairs to and restorations of the Facility required to be made because of such removal shall be made by and at the sole cost and expense of Tenant. All buildings and improvements, machinery, equipment, furniture and trade fixtures owned by Tenant and which are not so removed from the Facility prior to the termination of this Lease shall become the separate and absolute property of Landlord.


                                 ARTICLE XXVI

     26.1 Notices. All notices required or desired to be given hereunder shall be in writing and all such notices and other written documents required or desired to be given hereunder shall be deemed duly served and delivered for all purposes (a) upon Landlord, if delivered in person to its duly elected, qualified and acting Mayor or Clerk or if a copy thereof be mailed by certified or registered mail, postage prepaid, addressed to Landlord at the public office of its duly elected, qualified and acting Clerk or at such other place as Landlord from time to time may designate in writing to Tenant and (b) upon Tenant, if delivered in person to any executive officer of Tenant or if a copy thereof be mailed by certified or registered mail, postage prepaid, addressed to Tenant at Moberly, Missouri or at such other place as Tenant from time to time may designate in writing to Landlord. All notices given by certified or registered mail as aforesaid shall be deemed duly given as of the date they are so mailed.


                                 ARTICLE XXVII

     27.1 Net Lease. The parties hereto agree (a) that this Lease is intended to be a Net Lease, (b) that the payments of basic rent are designed to provide Landlord and its Paying Agent with funds adequate in amount to pay all principal of and interest on the Bonds as the same become due and payable, and (c) that to the extent that the payments of basic rent are not sufficient to provide Landlord and its Paying Agent with funds sufficient for the purposes aforesaid, Tenant shall be obligated to pay, and it does hereby covenant and agree to pay, upon demand therefor, as additional rent, such further sums of money, in cash, as may from time to time be required for such purposes.

     27.2 Funds Held by Paying Agent After Payment of Bonds. If after the principal of and interest on the Bonds and all costs incident to the payment of the Bonds have been paid in full the Paying Agent holds unexpended funds received in accordance with the terms hereof, such unexpended funds shall, except as otherwise provided in this Lease and the Bond Ordinance and after payment therefrom to Landlord of any sums of money then due and owing by Tenant under the terms of this Lease, be the absolute property of and be paid over forthwith to Tenant.


                                ARTICLE XXVIII

     28.1 Rights and Remedies. The rights and remedies reserved by Landlord and Tenant hereunder and those provided by law shall be construed as cumulative and continuing rights. No one of them shall be exhausted by the exercise thereof on one or more occasions. Landlord and Tenant shall each be entitled to specific performance, and injunctive or other equitable relief for any breach or threatened breach of any of the provisions of this Lease, notwithstanding the availability of an adequate remedy at law, and each party hereby waives the right to raise such defense in any pro-ceeding in equity.

     28.2 Waiver of Breach. No waiver of any breach of any covenant or agreement herein contained shall operate as a waiver of any subsequent breach of the same covenant or agreement or as a waiver of any breach of any other covenant or agreement, and in case of a breach by either party of any covenant, agreement or undertaking, the nondefaulting party may nevertheless accept from the other any payment or payments or performance hereunder without in any way waiving its right to exercise any of its rights and remedies provided for herein or otherwise with respect to any such default or defaults which were in existence at the time such payment or payments or performance were accepted by it.

     28.3 Abandonment by Tenant. If Tenant vacates or abandons the Facility, Landlord shall have all the same rights and remedies against Tenant by reason thereof as are herein granted to Landlord upon and by reason of a default of the Tenant.

     28.4 Landlord Shall Not Unreasonably Withhold Consents and Approvals. Wherever in this Lease it is provided that the Landlord shall, may, or must give its approval or consent, or execute supplemental agreements, exhibits or schedules, Landlord shall not unreasonably, arbitrarily or unnecessarily withhold or refuse to give such approvals or consents or refuse to execute such supplemental agreements, exhibits or schedules.

     28.5 Independent Engineer. "Independent Engineer" means an engineer or engineering firm registered and qualified to practice the profession of engineering under the laws of Missouri and who or which is not a full-time employee of either the Landlord or the Tenant and who shall be reasonably satisfactory to the Tenant.

                                 ARTICLE XXIX

     29.1 Quiet Enjoyment and Possession. Landlord covenants that so long as Tenant shall not be in default under this Lease, Tenant shall and may peaceably and quietly have, hold and enjoy the Facility leased hereunder and that Landlord will defend Tenant's enjoyment and possession thereof against all parties.

     29.2 Due Organization of Landlord. Landlord covenants that it is a municipal corporation duly organized and existing under the laws of the State of Missouri, with lawful power and authority to enter into this Lease, acting by and through its duly authorized officials.

     29.3 Additional Covenants of Tenant. Tenant covenants that it is a corporation duly organized and existing under the laws of the State of Delaware, duly authorized and qualified to do business in the State of Missouri, with lawful power and authority to enter into this Lease, acting by and through its duly authorized officers. The execution of this Lease and the performance of the terms of this Lease by Tenant will not result in a breach of any of the terms of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which Tenant is a party or by which it or any of its property is bound, or the Tenant's Articles of Incorporation or Bylaws, or any order, rule or regulation applicable to Tenant or its property of any court or other governmental body.

     29.4 Amendments. This Lease may be amended, changed or modified in the following manner:

     (a) With respect to any amendment, change or modification which will materially adversely affect the security of the holders of any of the Bonds, by an agreement in writing executed by the Landlord and Tenant and consented to in writing by the holders of 75% of the aggregate principal amount of the Bonds then outstanding;

     (b) With respect to any amendment, change or modification which reduces the basic rent or additional rent, or any amendment which reduces the percentage of bondholders whose consent is required for any such amendment, change or modification, by an agreement in writing executed by Landlord and Tenant and consented to in writing by the holders of 100% of the aggregate principal amount of the Bonds then outstanding; and

     (c) With respect to all other amendments, changes or modifications by an agreement in writing executed by Landlord and Tenant.

     No amendment to this Lease which constitutes a change in the plan relating to the project as defined in Sections 100.010 to 100.200 RSMo. 1936, shall be made unless such change is submitted to an approved by the Division of Commerce and Industrial Development and by the governing body of Landlord.

     29.5 Construction and Enforcement. This Lease shall be construed and enforced in accordance with the laws of Missouri. Wherever in this Lease it is provided that either party shall or will make any payment or perform or refrain from performing any actor or obligation, each such provision shall, even though not so expressed, be construed as an express covenant to make such payment or to perform, or not to perform, as the case may be, such acts or obligation.

     29.6 Security Interests. The Landlord and the Tenant agree to enter into all instruments (including financing statements and statements of continuation) necessary for perfection of and continuance of the perfection of the security interest of the Landlord in the property hereby leased. The Paying Agent agrees to file or cause to be filed all such instruments required to be so filed and shall continue or cause to be continued the liens of such instruments for so long as the Bonds shall be outstanding.

     29.7 Invalidity of Provisions of Lease. If for any reason any provision hereof shall be determined to be invalid or unenforceable, the validity and effect of the other provisions hereof shall not be affected thereby.

     29.8 Covenants Run With Leased Property and Premises. The covenants, agreements and conditions herein contained shall run with the property and premises hereby leased and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     29.9 Section Headings. The section headings shall not be treated as a part of this Lease or as affecting the true meaning of the provisions hereof.

     29.10 Execution of Counterparts. This Lease may be executed simultaneously in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed these presents as of the day and year first above written.

                                                   CITY OF MOBERLY, MISSOURI


                                                    By:  /s/ Jack Valentine
                                                       ------------------------
                                                       Jack Valentine
                                                       Mayor

(SEAL)

ATTEST:

     /s/ C.A. Kehoe
- ---------------------------
        City Clerk
                                                                       LANDLORD

                                                    ORSCHELN CO.


                                                    By: /s/ John C. Jorgensen
                                                       ------------------------
                                                       John C. Jorgensen
                                                       President

(SEAL)

ATTEST:

    /s/ Shirley Loesch
- ---------------------------
   Assistant Secretary
                                                                       TENANT

                          NOTARIAL WORDING FOR LEASE

STATE OF MISSOURI   )
                    )  SS.
COUNTY OF RANDOLPH  )

     On this 11th day of December, 1987, before me, appeared Jack Valentine, to me personally known, who being by me duly sworn, did say that he is the Mayor of the City of Moberly, Missouri, and that the seal affixed to the foregoing instrument is the corporate seal of said City and that said instrument was signed and sealed in behalf of said City by authority of its governing body and said Jack Valentine acknowledged said instrument to be the free act and deed of said City.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal at my office in Moberly, Missouri, the day and year last above written.

                                         /s/ Marion E. Lamb
                                         ---------------------------------
                                         Notary Public within and for said
                                         County and State

                                         Typed Name: Marion E. Lamb
                                                      ---------------------

My commission expires Jan. 15, 1988
                      -----------------------------

                          NOTARIAL WORDING FOR LEASE

STATE OF MISSOURI   )
                    )  SS.
COUNTY OF RANDOLPH  )

     On this 29th of December, 1987, before me, appeared John C. Jorgensen, to me personally known, who being by me duly sworn, did say that he is the President of Orscheln Co., a Delaware corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said John C. Jorgensen acknowledged said instrument to be the free act and deed of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal at my office in Moberly, Missouri, the day and year last above written.

                                         /s/ Ardyth H. Delaney
                                         ---------------------------------
                                         Notary Public within and for said
                                         County and State

                                         Typed Name: Ardyth H. Delaney
                                                     ---------------------

My commission expires August 3, 1990
                      -----------------------------

                   SCHEDULE 1 TO LEASE DATED JANUARY 5, 1988
                 BY AND BETWEEN THE CITY OF MOBERLY, MISSOURI
                       AND ORSCHELN CO. TO ORDINANCE NO.
                              -------------------


(a)  The following described real property situated in Randolph County,
     Missouri:

     TRACT A: Beginning at an iron pin, the NE corner of the SE 1/4 of Section 26, T54, R14, thence S 0/0/16'W 723.7' to an iron pin on the north line of Fowler Road, a 70' dedicated street; thence N 89/0/38'W 35' to a point; thence S 0/0/16'W 70' to an iron pin, the NE corner of the existing Wick Homes property; thence N 89/0/39'W 290.63' to a point; thence S 33/0/03'E 50.30' to an iron pin and the true point of beginning; thence S 33/0/03'E 152.82' to an existing chain link fence corner post; thence S 0/0/19'W 230.47' to the NE corner of the existing Wick Homes plant building; thence N 89/0/39'W 400.0' to an iron pin; thence N 0/0/21'E 177.31' to an iron pin; thence N 60/0/33'E 363.66' to the true point of beginning. Said parcel being located in the SE 1/4 of Section 26, T54, R14, Randolph County, Missouri and contains 2.51 acres more or less.

     TRACT B: Beginning at an iron pin, the NE corner of the SE 1/4 of Section 26, T54, R14, thence S 0/0/16'W 723.7' to an iron pin on the north line of Fowler Road, a 70' dedicated street; thence N 89/0/39'W 35' to a point; thence S 0/0/16'W 864.69' to an iron pin and the true point of beginning; thence S 0/0/16'W 134.99' to an iron pin, thence N 89/0/44'W 78.97' to an iron pin; thence N 44/0/31'W 89.98' to an iron pin; thence N 45/0/29'E 100.93' to an iron pin; thence S 89/0/44'E 70.64' to the true point of beginning. Said parcel being located in the SE 1/4 of Section 26, T54, R14, Randolph County, Missouri and contains 0.34 acres more or less.

     TRACT C: Beginning at the NE corner of the SE 1/4 of Section 26, Township 54, Range 14, thence North 89/0/28' West 1154.2' to an iron pin on the East right of way line of Old Sugar Creek Road, thence along the East right of way line of Old Sugar Creek Road South 0/0/59' West 797.2' to an iron pin. Said point being on the South line of a 70 foot dedicated public street, and commonly called an extension of Fowler Road, thence South 89/0/39' East along the South line of said dedicated 70 foot street a distance of 429.0 feet to the true point of beginning, thence S 0/0/16' West 1110.2 feet more or less to the North line of a 70 foot dedicated street, thence 100 feet East along the North line of the dedicated street a distance of 100 feet to a point, thence North 0/0/16' East 1110.2 feet more or less to the South line of a dedicated 70 foot street sometimes called an extension of Fowler Road, thence West along the South line of said dedicated public street a distance of 100 feet to the true point of beginning. The land herein conveyed lies adjacent to and directly West of the land conveyed to the City of Moberly, Missouri, October 8, 1970 and recorded in Book 8M at Page 651 of the Recorder's Office of Randolph County, Missouri, and being a part of the SE 1/4 of Section 26, Township 54, Range 14 and containing 2.5486 acres more or less in Randolph County, Missouri.

     TRACT D: Begin at a point 793 feet south 0/0/16' West and 35 feet North 89/0/39' West of N.E. corner of SE 1/4 of Section 26, Township 54, Range 14, thence 1110 feet south 0/0/16' West, thence 600 feet West, thence 1112.78 feet North 0/0/16' East to South line of Fowler Road projected West, thence 600' South 89/0/39' East to point of beginning, being a part of SE 1/4 of Section 26, Township 54, Range 14 and containing 15.31 acres, more or less in Randolph County, Missouri. Subject to: (i) easements, restrictions and reservations now of record, (ii) the rights of the public in and to any part of the premises lying or being in public roads, alleys or highways and (iii) taxes and assessments, general and special, not now due or payable; and

     Also described as:

     A tract of land lying in the Southeast Quarter of Section 26, Township 54 North, Range 14 West, being in the City of Moberly, Randolph County, Missouri; and being more particularly described as follows:

     Beginning at an iron pipe (found) the Northeast corner of said Southeast Quarter of Section 26;

                                      (2)

     Thence along the East line of said Southeast Quarter S 0/0/16'00" W, 792.75 feet (793 feet, Deed) to a point on the South right-of-way line of Fowler Road extended;

     Thence along the South right-of-way line of Fowler Road extended N 89/0/38'40"W, 34.77 feet (35 feet, Deed) to an iron pipe (found) on the West right-of-way line of Robertson Road and the TRUE POINT OF BEGINNING;

          Thence along the West right-of-way line of Robertson Road S 0/0/17'19"W, 1110.18 feet (1110 feet, Deed) to an iron pipe (found) at the intersection with the North right-of-way line of Hunthausen Road;

          Thence along the North right-of-way line of Hunthausen Road N 89/0/39'04"W, 699.83 feet (700 feet, Deed) to a 1/2" rebar (found);

          Thence, leaving said right-of-way line, N 0/0/16'19"E, 1110.26 feet (1110.2 feet, Deed) to a 1/2" rebar (found) on the South right-of-way line of Fowler Road;

          Thence along the South right-of-way line of Fowler Road S 89/0/38'40"E, 700.10 feet, (700 feet, Deed) to the TRUE POINT OF BEGINNING.

     The basis of bearing is the East line of Section 26 shown by a survey recorded in Book 13, Page 104 of the Randolph County, Missouri records.

     This tract is subject to a Guy Anchor Easement recorded in Book 257, Page 161 of the Randolph County, Missouri Records.

     The aforedescribed tract is the same as Tract C described in a Corporate Warranty Deed recorded in Book 34M, Page 233, and a tract described in a deed recorded in Book 8M, Page 651 both of the Randolph County, Missouri Records and contains 17.84 acres more or less. (b) All buildings and improvements and machinery and equipment purchased, constructed, installed or located thereon pursuant to Article III of said Lease.

                                      (3)

                   SCHEDULE 2 TO LEASE DATED JANUARY 5, 1988
                 BY AND BETWEEN THE CITY OF MOBERLY, MISSOURI
                               AND ORSCHELN CO.


                                   Installments of Basic Rent
                                   --------------------------
                        Year       March 20      September 20
                        ----       --------      ------------
                                   Interest      Interest
                                   pd. twice     pd. twice
                                   yr.           yr.
                        1988        17,700          67,700
                        1989        16,200          71,200
                        1990        14,550          74,550
                        1991        12,750          72,750
                        1992        10,950          75,950
                        1993         9,000          79,000
                        1994         6,900          81,900
                        1995         4,650          79,650
                        1996         2,400          82,400